Exhibit 99.1

FOR IMMEDIATE RELEASE

TENET ISSUES STATEMENT REGARDING COMMUNITY HEALTH ANNOUNCEMENT

DALLAS – Dec. 20, 2010 – Tenet Healthcare Corporation (NYSE: THC) today issued the following statement regarding the Community Health Systems, Inc. (NYSE: CYH) announcement that it intends to nominate a slate of director candidates to stand for election at the Company’s 2011 Annual Meeting of Shareholders. The Company has not yet scheduled its 2011 Annual Meeting of Shareholders:

We believe that Community Health intends to nominate candidates for election to the Tenet Board of Directors solely to help advance its inadequate and opportunistic proposal to acquire Tenet. As announced on December 9, 2010, the Tenet Board, after consultation with its financial and legal advisors, unanimously determined that the Community Health proposal to acquire Tenet for $6.00 per share in cash and stock grossly undervalued Tenet and was not in the best interests of Tenet or its shareholders.

Tenet shareholders – not Community Health – deserve to benefit from Tenet’s growth as we continue to expand margins and benefit from the strategic investments we are making in our business. We are confident that the continued execution of our plan will deliver significantly more value to our shareholders than Community Health’s inadequate proposal.

Tenet has compelling growth prospects and a strong Board of Directors with a broad range of experience. Under the Board’s leadership, Tenet has delivered strong growth for more than five years, demonstrating that our strategy is working. Going forward, we expect significant growth from a combination of acute care revenues, our expanding outpatient business, our business of offering healthcare services to other hospitals, and improved cost efficiencies. As always, we remain focused on executing our core business plan and providing the highest quality care and good value to our customers.

Tenet’s Board is comprised of 10 highly qualified directors, 9 of which are independent, and all of whom are elected annually.

Barclays Capital is acting as financial advisor to Tenet and Gibson, Dunn & Crutcher LLP and Debevoise & Plimpton LLP are acting as Tenet’s legal counsel.

About Tenet Healthcare Corporation

Tenet Healthcare Corporation is a health care services company whose subsidiaries and affiliates own and operate acute care hospitals, ambulatory surgery centers and diagnostic imaging centers. Tenet’s hospitals and related healthcare facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

ADDITIONAL INFORMATION

Tenet Healthcare Corporation (“Tenet”) may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Tenet. INVESTORS AND SECURITYHOLDERS OF TENET ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Tenet through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Tenet and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Securityholders may obtain information regarding the names, affiliations and interests of Tenet’s directors and executive officers in Tenet’s proxy statement for the 2010 Annual Meeting, which was filed with the SEC on March 25, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Forward Looking Statements

Some of the statements in this release may constitute forward-looking statements. Such forward-looking statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2009, our quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

Tenet Healthcare Corporation

Media:	Investors:
Rick Black (469) 893-2647	Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

Joele Frank / Steve Frankel / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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